UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-11c or §240.14a-12

BIOCRYST PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

BIOCRYST PHARMACEUTICALS, INC.
2190 Parkway Lake Drive
Birmingham, AL 35244

SUPPLEMENT TO PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
MAY 12, 2004

To the Stockholders of BioCryst Pharmaceuticals, Inc.:

This supplement is being sent to the Stockholders of BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to correct an error that appeared in the Company’s Proxy Statement dated April 12, 2004 (the “Proxy Statement”) that was mailed to you in connection with the Company’s Annual Meeting of Stockholders to be held on Wednesday, May 12, 2004 at 3:00 p.m., Central Daylight Time, at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama.

The Proxy Statement incorrectly stated that both abstentions and broker non-votes with respect to the proposal to increase the number of shares available for issuance under the Company’s 1991 Stock Option Plan and to amend other provisions of the plan would have the same effect as a vote against the proposal. While abstentions will have such effect, broker non-votes are not considered to be votes “cast” either for or against the proposal to amend the 1991 Stock Option Plan and will not be counted in determining whether a majority of the outstanding shares present in person or by proxy at the annual meeting has voted to approve the proposal. A “broker non-vote” occurs when a nominee holding shares on behalf of a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Accordingly, if your shares are held by a nominee such as a broker and you wish to express your views on the proposal relating to the 1991 Stock Option Plan, you must give your nominee instructions on voting your shares.

Your vote is important, no matter how many or how few shares you may own. Whether or not you have already done so, please vote your shares TODAY by signing, dating and returning the enclosed Proxy in the envelope provided or by following the instructions printed on the Proxy for voting by telephone.

BY ORDER OF THE BOARD OF DIRECTORS
Michael A. Darwin, Secretary

Birmingham, Alabama
May 3, 2004

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY DATE, SIGN AND RETURN THE ENCLOSED PROXY. A POSTAGE PREPAID ENVELOPE IS PROVIDED FOR MAILING. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT. IF YOU ATTEND THE MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

Morrow & Company, Inc.
TOLL-FREE, at 1-800-607-0088 from the US and Canada